                                                                   EXHIBIT 10.19


                       INCENTIVE/RETENTION BONUS AGREEMENT


          THIS AGREEMENT, dated            ; (the "Effective Date"), is made by
and between Pacific Enterprises, a California corporation ("PE"), and (the "Participant").

          WHEREAS, PE has entered into an agreement of merger (the "Merger") with San Diego Gas and Electric Company which, if consummated, would constitute a Business Combination (as hereinafter defined); and

          WHEREAS, the Board of Directors of PE has determined that it is essential to the best interests of PE and its subsidiaries and affiliates (PE and its subsidiaries and affiliates at any given time being referred to herein collectively as the "PE Group") to foster the continued employment of key management personnel pending consummation of the Merger or any other Proposed Business Combination transaction; and

          WHEREAS, the Participant is currently employed by PE and may from time to time during the term of this Agreement be employed by one or more other members of the PE Group (Executive's then PE Group employer hereinafter referred to as the "Employer"); and

          WHEREAS, the Board of Directors of PE has determined that it is in the best interests of PE to institute an incentive bonus arrangement (the "Incentive Bonus") for certain of its executives, officers and key employees, including the Participant, to provide for their continued employment with PE and other members of the PE Group and to compensate them for the performance of additional services during the period prior to and following consummation of the Merger or any other Proposed Business Combination transaction.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, PE and the Participant hereby agree as follows:

          1. DEFINED TERMS. The definitions of certain capitalized terms used in this Agreement are provided in the last Section hereof.

          2. TERM OF AGREEMENT. Subject to the provisions of Section 14 hereof, the Term of this Agreement shall commence on the Effective Date and shall terminate on the first to occur of (i) the date that is 6 months following the date the Merger is consummated or (ii) the date that is 6 months following the date the Merger is formally abandoned; PROVIDED, HOWEVER, that if, prior to or within six months after the date the Merger is formally abandoned, another Proposed Business Combination is publicly announced, the Term of this Agreement shall be extended until the first to occur of (x) the date that is 6 months after the Merger or any other Proposed Business Combination is consummated or (y) the Merger and each other Proposed Business Combination is formally abandoned.

          3. PAYMENT EVENTS. The Incentive Bonus shall become payable upon the first to occur of any of the following events during the Term of this Agreement (each such event, a "Payment Event"):

               (A) A Business Combination is consummated within the Term of this Agreement and the Participant continues or transitions to employment with the Employer and remains employed with one or more members of the PE Group for a period of 6 months following the date of closing (the "Closing Date") of such Business Combination; or

               (B) A Business Combination is consummated within the Term of this Agreement and the Participant's employment with the Employer is terminated prior to the expiration of 6 months following the Closing Date
     (x) by the Employer without Cause or (y) by the Participant for Good Reason, provided, that for purposes of this Agreement, the transfer of Executive's employment from the Employer to another member of the PE Group shall not alone be deemed to constitute a termination of Executive's employment; or

               (C) Within the Term of this Agreement and prior to the consummation of a Business Combination, the Participant's employment with the Employer is terminated (x) by the Employer without Cause or (y) by the Participant for Good Reason, and a Business Combination is subsequently consummated within the Term of this Agreement.

If a Payment Event occurs, the Incentive Bonus shall be payable by the Employer to the Participant on the date that is 6 months following the Closing Date of such Business Combination; provided, however, that in the event the payment of the Incentive Bonus or any portion thereof in any fiscal year of the Employer would


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

otherwise fail to be deductible by the Employer in such fiscal year by reason of section 162(m) of the Code, the payment of the Incentive Bonus or such nondeductible portion thereof shall be deferred (with accrued interest at the 90 day Treasury Bill rate in effect from time to time) until the earliest such fiscal year or years in which the payment of the amounts so deferred (including interest) would not fail to be so deductible as determined by the Employer; and provided, further, that the Participant shall at all times be 100% vested in any amounts so deferred (including interest), but shall have no greater interest in any such amounts than that of any unsecured general creditor of the Employer.
No Incentive Bonus shall be paid in the event the Participant's employment with the Employer is terminated prior to the occurrence of a Payment Event (x) by the Employer for Cause, (y) by the Participant without Good Reason or (z) by reason of the Participant's death or disability, or in the event no Business Combination is consummated within the Term of this Agreement.

          4. AMOUNT OF INCENTIVE BONUS. Upon the occurrence of a Payment Event, the amount of the Incentive Bonus payable to the Participant hereunder
shall be equal to      times the sum of the Participant's base salary plus
annual target bonus as in effect as of the Effective Date or the Closing Date, whichever such sum is greater.

          5.   SECTION 280G LIMITATION ON BENEFITS.

                    (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Participant (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (i) any member of the PE Group, (ii) any Person whose actions result in a change in the ownership or effective control of any member of the PE Group or a substantial portion of its assets (a "Section 280G Event") or (iii) any Person affiliated with such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by any member of the PE Group or a Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the Incentive Bonus shall be reduced (if necessary, to zero).


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

                    (B) For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Participant and selected by the accounting firm which was, immediately prior to the Section 280G Event, PE's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                    (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Participant, PE and the Employer in applying the terms of this Section 5, the Total Payments paid to or for the Participant's benefit are in an amount that would result in any portion of such Total Payments being subject to any excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then, if such repayment would result in (x) no portion of the remaining Total Payments being subject to the Excise Tax and (y) a dollar-for-dollar reduction in the Participant's taxable income and wages for purposes of federal, state and local income and employment taxes, the Participant shall have an obligation to pay the Employer upon demand an amount equal to the sum of (i) the excess of the Total Payments paid to or for the Participant's benefit over the Total Payments that could have been paid to or for the Participant's benefit without any portion of such Total Payments being subject to the Excise Tax; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Participant's receipt of such excess until the date of such payment.

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

          6. LEGAL FEES. The Employer shall pay to the Participant all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Participant in disputing in good faith any issue arising under this Agreement relating to the termination of the Participant's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, but in each case only to the extent the Participant shall prevail as to the material issues raised in any such dispute.

          7. NOTICE OF TERMINATION. During the Term, any purported termination of the Participant's employment (other than by reason of death) shall be communicated by written Notice of Termination from the Employer to the Executive (or vice versa) in accordance with Section 10. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of PE at a meeting of such board called and held for the purpose of considering such termination (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before such board) finding that, in the good faith opinion of such board, the Participant was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          8.   PERFORMANCE: ASSUMPTION OF AGREEMENT.

               8.1 In the event that, during the Term, Executive shall be transferred to any Employer other than PE, PE shall take any and all action as may be necessary to cause such Employer to assume all of the duties, obligations and liabilities of the Employer hereunder.

               8.2 In the event that, during the Term, (i) the Employer shall cease to be a member of the PE Group, or (ii) the PE Group undergoes a reorganization or other corporate restructuring such that it is then no longer appropriate, consistent with the intent of this Agreement, for PE to continue to discharge its duties, obligations and liabilities hereunder, PE shall, prior to the effectiveness of such event, take all such action as may be necessary to provide that the Employer or any parent of the Employer, as appropriate consistent with the intent of this Agreement (the "New Parent Entity"), shall assume all of the rights, duties, obligations and liabilities of "PE" hereunder, and in such event all references herein to the "PE Group" shall be deemed to include reference to the group consisting of such New Parent Entity and its then subsidiaries and affiliates. In this regard, it is the intent of this Agreement that the entity from time to time responsible for discharging the duties, obligations and liabilities of "PE" hereunder should have a Board of Directors consisting of a majority of outside directors.

               8.3 In addition to any obligations imposed by law upon any successor to the Employer, the Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place, and the Employer shall obtain such assumption and agreement prior to the effectiveness of any such succession.

               8.4 The failure of PE or the Employer, as applicable, to perform its respective obligations under Sections 8.1, 8.2 and 8.3, shall be a breach of this Agreement and shall be deemed to constitute a termination of Executive's employment without Cause for purposes of determining whether a Payment Event has occurred under Section 3.

          9. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amount would still be payable to the Participant hereunder, if the Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Participant's estate.

          10. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the address inserted below the Participant's signature on the final page hereof and, if to PE, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:


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

          To Pacific Enterprises:

          555 W. 5th Street
          Los Angeles, CA  90013-1011

          P.O. Box 3249
          Los Angeles, CA  90051-1249

          Attention:  Chief Executive Officer


          11.  CONFIDENTIALITY: NON-SOLICITATION.

               11.1 CONFIDENTIALITY. The Participant acknowledges that in the course of his or her employment within the PE Group, he or she has acquired non-public privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business ("Proprietary Information") of the PE Group; and the Participant agrees that it would be extremely damaging to the PE Group if such Proprietary Information were disclosed to a competitor of the PE Group or to any other person or corporation. The Participant understands and agrees that all Proprietary Information has been divulged to the Participant in confidence and further understands and agrees to keep all Proprietary Information secret and confidential without limitation in time. In view of the nature of the Particpant's employment and the Proprietary Information the Participant has acquired during the course of such employment, the Participant likewise agrees that the PE Group would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that any member of the PE Group shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Participant from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other judicial relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the PE's Senior Vice President, Public Policy (or, if such position is vacant, PE's Chief Executive Officer); provided, that PE shall not unreasonably classify information as Proprietary Information.

               11.2 NON-SOLICITATION OF EMPLOYEES. The Participant recognizes that he or she possesses and will possess confidential information about other employees of the PE Group, including the Employer, relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the PE Group. The Participant recognizes that the informa-tion he or she possesses and will possess about these other employees is not generally known, is of substantial value to the PE Group in developing their business and in securing and retaining customers, and has been and will be acquired by him or her because of his or her business position within the PE Group. The Participant agrees that, during the Term of this Agreement and for a period of one (1) year thereafter, he or she will not, directly or indirectly, solicit or recruit any employee of any member of the PE Group for the purpose of being employed by him or her or by any competitor of any member of the PE Group on whose behalf he or she is acting as an agent, representative or employee and that he or she will not convey any such confidential information or trade secrets about other employees of any member of the PE Group to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this paragraph to discuss employment opportunities with any employee of any member of the PE Group who has either first contacted the Participant or regarding whose employment the Participant has discussed with and received the written approval of PE's Vice President, Human Resources (or if such position is vacant, PE's Chief Executive Officer), prior to making such solicitation or recruitment. In view of the nature of the Participant's employment within the PE Group, the Participant likewise agrees that the members of the PE Group would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that any such member shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Participant from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other judicial relief available to them.

               11.3 SURVIVAL OF PROVISIONS.  The obligations contained in this
Section 11 shall survive the termination or expiration of the Participant's employment within the PE Group and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 11 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          12. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Participant and such officer of PE or the Employer as may be specifically designated by its Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or


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

conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act of the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Participant has agreed. The obligations of the Participant, the Employer and PE under this Agreement which by their nature may require either partial or total performance after the expiration of the Term shall survive such expiration.

          13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          14. POOLING. In the event that the ultimate parent entity of the PE Group becomes party to a business combination transaction which is intended to qualify for "pooling of interests" accounting treatment and, but for one or more provisions of this Agreement, would so qualify, then (A) this Agreement shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (B) to the extent that the application of clause (A) of this
Section 14 does not preserve the availability of such accounting treatment, then, to the extent that any provision of the Agreement would disqualify such business combination transaction as a "pooling" transaction (including, if applicable, the entire Agreement), such provision shall be null and void as of the Effective Date. All determinations under this Section 14 shall be made by the accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the consummation of such business combination transaction.

          15. NO CONTRACT OF EMPLOYMENT. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing, the Participant shall not have any right to be retained in the employ of any member of the PE Group.

          16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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

          17.  SETTLEMENT OF DISPUTES.

               17.1 CLAIMS REVIEW PROCEDURES. All claims by the Participant for benefits under this Agreement shall be directed to and determined by the Board of Directors of PE and shall be in writing. Any denial by such board of a claim for benefits under this Agreement shall be delivered to the Participant in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Such board shall afford a reasonable opportunity to the Participant for a review of the decision denying a claim and shall further allow the Participant to appeal to such board a decision of such board within sixty (60) days after notification by such board that the Participant's claim has been denied.

               17.2 ARBITRATION. Except as provided in Section 11, any further dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to arbitration in Los Angeles, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy for any arbitrable dispute. The arbitrator in any arbitrable dispute shall not have authority to modify or change the Agreement in any respect. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the prevailing party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. The arbitrator's decision and/or award shall be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of Los Angeles.

          18. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

               (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

               (B) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

               (C) "Business Combination" shall mean the occurrence of any of the following events:

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

                    (1) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of PE (not including in the securities beneficially owned by such Person any securities acquired directly from PE or its Affiliates other than in connection with the acquisition by PE or its Affiliates of a business) representing 20% or more of the combined voting power of PE's then outstanding securities; or

                    (II) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors of PE and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of PE) whose appointment or election by the Board of Directors of PE or nomination for election by PE's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (III) There is consummated a merger or consolidation of PE or any direct or indirect subsidiary of PE with any other corporation, other than (i) a merger or consolidation which would result in the voting of securities of PE outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any member of the PE Group, at least 60% of the combined voting power of the securities of PE or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of PE (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of PE (not including the securities Beneficially Owned by such Person any securities acquired directly from PE or its Affiliates other than in connection with the acquisition by PE or its Affiliates of a business) representing 20% or more of the combined voting power of PE's then outstanding securities; or

                         (IV) The shareholders of PE approve a plan of complete liquidation or dissolution of PE or there is consummated an agreement for the sale or disposition by PE of all or substantially all of PE's assets, other than a sale or disposition by PE of all or substantially all of PE's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of PE in substantially the same proportions as their ownership of PE immediately prior to such sale.

          Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Business Combination (a "Transaction") shall not constitute a Business Combination for purposes of this Agreement if, in connection with the Transaction, the Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of any member of the PE Group into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the PE Group immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of PE, or (iii) having previously obtained beneficial ownership of any equity interest in the Acquiror in a manner unrelated to a Transaction.

               (D) "Cause" for termination by the Employer of the Participant's employment shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant pursuant to Section 7) after a written demand for substantial performance is delivered to the Participant by the Board of Directors of PE, which demand specifically identifies the manner in which such board believes that the Participant has not substantially performed the Participant's duties, or (ii) the Participant's commission of one or more acts of dishonesty or moral turpitude (including but not limited to conviction of a felony). For purposes of clause (i) of this definition, no act, or failure to act, on the Participant's part shall be deemed

"willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the PE Group.

               (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (F) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               (G) "Good Reason" for termination by the Participant of the Participant's employment shall mean the occurrence, without the written consent of the Participant, of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (I), (II), (III.B) or (VI) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                    (I) the assignment of the Participant of any duties materially inconsistent with the range of duties and responsibilities appropriate to a senior executive within the PE Group (such range determined by reference to past, current and reasonably foreseeable practices within the PE Group);

                    (II) a material reduction in the Participant's overall standing and responsibilities within the PE Group, but not including (i) a mere change in title or (ii) a transfer to another member of the PE Group that in either such case does not adversely affect the Participant's overall status within the PE Group;

                    (III) a reduction by the Employer in (A) the Participant's annual base salary as in effect on the date hereof or as the same may be increased from time to time or (B) the Participant's aggregate compensation and benefits opportunities, in each case except for across-the-board reductions (or modifications to benefit plans) similarly affecting all similarly situated executives (both of the PE Group and of any Person then in control of PE) of comparable rank with the Participant;

                    (IV) the relocation of the Participant's principal place of employment to a location outside the Southern California area; the Employer's requiring the Participant to be based anywhere other than such principal place


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

     of employment (or permitted relocation thereof): or a substantial increase in the Participant's business travel obligations outside of the Southern California area as of the Effective Date, other than such an increase that
     (i) arises in connection with extraordinary business activities of the Employer and (ii) is understood not to be part of the Participant's regular duties with the Employer;

                    (V) the failure by the Employer to pay to the Participant any portion of the Participant's current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Employer within thirty (30) days of the date such compensation is due;

                    (VI) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7; for purposes of this Agreement, no such purported termination shall be effective.

          The Participant's right to terminate the Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

               (H) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the PE Group, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of any member of the PE Group, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of PE in substantially the same proportions as their ownership of stock of PE, or (V) a person or group as used in Rule 13d-1(b) under the Exchange Act.

               (I) "Proposed Business Combination" shall mean any publicly announced transaction which, if consummated, would constitute a Business Combination.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.


                                   PACIFIC ENTERPRISES


                                   By:
                                        ----------------------------------------
                                        Name:     Willis B. Wood, Jr.
                                        Title:    Chairman and Chief Executive
                                                  Officer



                                   ---------------------------------------------
                                   Participant

                                   Address:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   (Please print carefully)

                                                                  Exhibit A


                              GENERAL RELEASE

         This GENERAL RELEASE (the "Agreement"), dated __________, is made by and between ____________________, a California corporation (the "Company") and ___________________ ("you" or "your").

         WHEREAS, you and the Company have previously entered into that certain Severance Agreement dated __________________, 1996 (the "Severance Agreement"); and

         WHEREAS, Section 3 of the Severence Agreement provides for the payment of severence benefits in the event of the termination of your employment under certain circumstances, subject to and conditioned upon your execution and non-revocation of a general release of claims by you against the Company and its subsidiaries and affiliates.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, you and the Company hereby agree as follows:

         ONE: Your signing of this Agreement confirms that your employment with the Company shall terminate at the close of business on ____________, or earlier upon our mutual agreement.

         TWO:  As a material inducement for the payment of benefits under
Section 3 of that certain Severance Agreement between you and the Company, and except as otherwise provided in this Agreement, you and the Company hereby irrevocably and unconditionally release, acquit and forever discharge the other from any and all Claims either may have against the other. For purposes of this Agreement and the preceding sentence, the words "Releasee" or "Releasees" and "Claim" or "Claims," shall have the meanings set forth below:

              (a) The words "Releasee" or "Releasees" shall refer to the you and to the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, advisors, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, attorneys and advisors of such parent companies, divisions, subsidiaries and affiliates). and all persons acting by, through, under or in concert with any of them.

              (b) The words "Claim" or "Claims" shall refer to any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which you or the Company now, in the past or, except as limited by law or regulation such as the Age Discrimination in Employment Act (ADEA), in the future may have, own or hold against any of the Releasees; provided, however, that the word "Claim" or "Claims" shall not refer to any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) arising under [identify severance, employee benefits, stock option and other agreements containing duties, rights obligations etc. of either party that are to remain operative]. Claims released pursuant to this Agreement by you and the Company include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, any tort, any claim that you failed to perform or negligently performed or breached your duties during employment at the Company, any legal restrictions on the Company's right to terminate employees or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2) 42 U.S.C. section 1981 (discrimination); (3) 29 U.S.C. sections 621-634 (age discrimination); (4) 29 U.S.C. section 206(d)(1) (equal pay); (5) 42 U.S.C. sections 12101, et seq. (disability); (6) the California Constitution, Article I, Section 8 (discrimination); (7) the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, religion, sex or age); (8) California Labor Code Section 1102.1 (sexual orientation discrimination); (9) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (10) Executive Order 11141 (age discrimination); (11) sections 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (12) The Worker Adjustment and Retraining Act (WARN Act);
(13) the California Labor Code (wages, hours, working conditions, benefits and other matters); (14) the Fair Labor Standards Act (wages, hours, working conditions and other matters); the Federal Employee Polygraph Protection Act (prohibits employer from requiring employee to take polygraph test as condition of employment); and (15) any federal, state or other governmen-tal statute, regulation or ordinance which is similar to any of the statutes described in clauses (1) through (14).

         THREE: You and the Company expressly waive and relinquish all rights and benefits afforded by any statute (including but not limited to Section 1542 of the Civil Code of the State of California) which limits the effect of a release with respect to unknown claims. You and the Company do so understanding and acknowledging the significance of the release of unknown claims and the waiver of statutory protection against a release of unknown claims (including but not limited to Section 1542). Section 1542 of the Civil Code of the State of California states as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN
         BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH
         THE DEBTOR."

Thus, not withstanding the provisions of Section 1542 or of any similar statute, and for the purpose of implementing a full and complete release and discharge of the Releasees, you and the Company expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which are known and all Claims which you or the Company do not know or suspect to exist in your or the Company's favor at the time of execution of this Agreement and that this Agreement contemplates the extinguishment of all such Claims.

         FOUR: The parties acknowledge that they might hereafter discover facts different from, or in addition to, those they now know or believe to be true with respect to a Claim or Claims released herein, and they expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective, in all respects, regardless of such additional or different discovered facts.

         FIVE: You hereby represent and acknowledge that you have not filed any Claim of any kind against the Company or others released in this Agreement. You further hereby expressly agree never to initiate against the Company or others released in this Agreement any administrative proceeding, lawsuit or any other legal or equitable proceeding of any kind asserting any Claims that are released in this Agreement.

         The Company hereby represents and acknowledges that it has not filed any Claim of any kind against you or others released in this Agreement. The Company further hereby expressly agrees never to initiate against you or others released in this Agreement any administrative proceeding, lawsuit or any other legal or equitable proceeding of any kind asserting any Claims that are released in this Agreement.

         SIX: You hereby represent and agree that you have not assigned or transferred, or attempted to have assigned or transfer, to any person or entity, any of the Claims that you are releasing in this Agreement.

         The Company hereby represents and agrees that you have not assigned or transferred, or attempted to have assigned or transfer, to any person or entity, any of the Claims that it is releasing in this Agreement.

         SEVEN: As a further material inducement to the Company to enter into this Agreement, you hereby agree to indemnify and hold each of the Releasees harmless from all loss, costs, damages, or expenses, including without limitation, attorneys' fees incurred by Releasees, arising out of any breach of this Agreement by you or the fact that any representation made in this Agreement by you was false when made.

         EIGHT: You and the Company represent and acknowledge that, in executing this Agreement, neither is relying upon any representation or statement not set forth in this Agreement or the Severance Agreement.

         NINE:

              (a) This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to you or any other person, or that you have any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against you or any other person, on the part of itself, its employees or its agents. This Agreement shall not in any way be construed as an admission by you that you have acted wrongfully with respect to the Company, or that you failed to perform you duties or negligently performed or breached your duties, or that the Company had good cause to terminate your employment.

              (b) If you are a party or are threatened to be made a party to any proceeding by reason of the fact that you were an officer [or director] of the Company, the Company shall indemnify you against any expenses (including reasonable attorney fees provided that counsel has been approved by the Company prior to retention), judgments, fines, settlements, and other amounts actually or reasonably incurred by you in connection with that proceeding, provided that you acted in good faith and in a manner you reasonably believed to be in the best interest of the Company. The limitations of California Corporations Code Section 317 shall apply to this assurance of indemnification.

              (c) You agree to cooperate with the Company and its designated attorneys, representatives and agents in connection with any actual or threatened judicial, administrative or other legal or equitable proceeding in which the Company is or may be become involved. Upon reasonable notice, you agree to meet with and provide to the Company or its designated attorneys, representatives or agents all information and knowledge you have relating to the subject matter of any such proceeding.

         TEN: This Agreement is made and entered into in California. This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of California. Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to arbitration in Los Angeles, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy for any arbitrable dispute. The arbitrator in any arbitrable dispute shall not have authority to modify or change the Agreement in any respect. You and the Company shall each be responsible for payment of one-half the amount of the arbitrator's fee(s). Should any party to this Agreement institute any legal action or administrative proceeding against the other with respect to any Claim waived by the Agreement or pursue any arbitrable dispute by any method other than arbitration, the prevailing party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of that action. The arbitrator's decision and/or award shall be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of Los Angeles.

         ELEVEN: Both you and the Company understand that this Agreement is final and binding eight days after its execution and return. Should you nevertheless attempt to challenge the enforceability of this Agreement as provided in Paragraph TEN or, in violation of that Paragraph, through litigation, as a further limitation on any right to make such a challenge, you shall initially tender to the Company, by certified check delivered to the Company, all monies received pursuant to Section 3 of the Severance Agreement, plus interest, and invite the Company to retain such monies and agree with you to cancel this Agreement. In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be canceled. In the event the Company does not accept such offer, the Company shall so notify you, and shall place such monies in an interest-bearing escrow account pending resolution of the dispute between you and the Company as to whether or not this Agreement shall be set aside and/or otherwise rendered voidable or unenforceable. Additionally, any consulting agreement then in effect between you and the Company shall be immediately rescinded with no requirement of notice.

          TWELVE: Any notices required to be given under this Agreement shall be delivered either personally or by first class United States mail, postage prepaid, addressed to the respective parties as follows:

     To Company:  Pacific Enterprises/Southern California Gas Company
                  c/o Pacific Enterprises
                  555 West Fifth Street
                  Los Angeles, CA  90013-1011

                  Attn:  Joyce Rowland

     To You:
                  ----------------------------
                  ----------------------------
                  ----------------------------

          THIRTEEN: You understand and acknowledge that you have been given a period of 45 days to review and consider this Agreement (as well as statistical data on the persons eligible for similar benefits) before signing it and may use as much of this 45-day period as you wish prior to signing. You are encouraged, at your personal expense, to consult with an attorney before signing this Agreement. You understand and acknowledge that whether or not you do so is your decision. You may revoke this Agreement within seven days of signing it. If you wish to revoke, Pacific Enterprises' Vice President, Human Resources must receive written notice from you no later than the close of business on the seventh day after you have signed the Agreement. If revoked, this Agreement shall not be effective and enforceable and you will not receive payments or benefits under Section 3 of the Severance Agreement.

          FOURTEEN: This Agreement constitutes the entire Agreement of the parties hereto and supersedes any and all other Agreements (except the Severance Agreement) with respect to the subject matter of this Agreement, whether written or oral, between you and Company. All modifications and amendments to this Agreement must be in writing and signed by the parties.

           FIFTEEN: Each party agrees, without further consideration, to sign or cause to be signed, and to deliver to the other party, any other documents and to take any other action as may be necessary to fulfill the obligations under this Agreement.

           SIXTEEN: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application; and to this end the provisions of this Agreement are declared to be severable.

           SEVENTEEN: This Agreement may be executed in counterparts.

     I have read the foregoing General Release and I accept and agree to the provisions it contains and hereby execute it voluntarily and with full understanding of its consequences. I am aware it includes a release of all known or unknown claims.

DATED:
       -----------------

                                       ---------------------------------------

DATED:
       -----------------

                                       ---------------------------------------

          You acknowledge that you first received this Agreement on [date].


                                        ------------------------------